Exhibit 10.46

THIRD AMENDMENT

THIS THIRD AMENDMENT to the Equity Purchase Agreement (as defined below) (the “Amendment”) is entered into as of October 16, 2024 (the “Effective Date”), by and between Lytus Technologies Holdings PTV. Ltd., a British Virgin Islands company (the “Company”), and Mast Hill Fund, L.P., a Delaware limited partnership (the “Investor”, and collectively with the Company, the “Parties”).

BACKGROUND

A. The Parties are the parties to that certain equity purchase agreement dated on or around June 3, 2024 (as amended from time to time, the “Equity Purchase Agreement”), a copy of which is attached hereto as Exhibit “A”; and

B. The Parties entered into that certain first amendment to the Equity Purchase Agreement on or around July 30, 2024;

C. The Parties entered into that certain second amendment to the Equity Purchase Agreement on or around August 21, 2024; and

D. The Parties desire to amend the Equity Purchase Agreement as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Unless otherwise defined herein, terms defined in the Equity Purchase Agreement and used herein shall have the meanings given to them in the Equity Purchase Agreement.

2. The below definition of “Short Sales” shall be added to Section 1.1 of the Equity Purchase Agreement:

“Short Sales” shall mean all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

3. The section below shall be added as Section 5.2 to the Equity Purchase Agreement:

SHORT SALES. Neither the Investor, nor any affiliate of the Investor acting on its behalf or pursuant to any understanding with it, will execute any Short Sales during the period from the date hereof to the end of the Commitment Period. For the purposes hereof, and in accordance with Regulation SHO, the sale after delivery of a Put Notice of such number of shares of Common Stock reasonably expected to be purchased under a Put Notice shall not be deemed a Short Sale.

4. This Amendment may be executed in two or more counterparts, each of which when so executed and delivered to the other party shall be deemed an original. The executed page(s) from each original may be joined together and attached to one such original and shall thereupon constitute one and the same instrument. Such counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Equity Purchase Agreement. Except as specifically modified hereby, all of the provisions of the Equity Purchase Agreement, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Effective Date.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.			Mast Hill Fund, L.P.

By:	/s/ Dharmesh Pandya		By:	/s/ Patrick Hassani
	Name:	Dharmesh Pandya	Name:	Patrick Hassani
	Title:	Chief Executive Officer	Title:	Chief Investment Officer

Exhibit A

(see attached)